Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 24, 2014
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2014 FIRST QUARTER FINANCIAL RESULTS AND ACQUISITION OF BEHAVIORAL HEALTH CARE FACILITY IN WASHINGTON, D.C.

Consolidated Results of Operations, As Reported – Three-month periods ended March 31, 2014 and 2013:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $138.1 million, or $1.38 per diluted share, during the first quarter of 2014 as compared to $119.8 million, or $1.21 per diluted share, during the comparable quarter of 2013. Net revenues increased 4.8% to $1.92 billion during the first quarter of 2014 as compared to $1.83 billion during the first quarter of 2013.

Consolidated Results of Operations, As Adjusted – Three-month periods ended March 31, 2014 and 2013:

For the three-month period ended March 31, 2014, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased 13.8% to $136.7 million, or $1.36 per diluted share, as compared to $120.1 million, or $1.22 per diluted share, during the first quarter of 2013.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2014 was an aggregate net favorable after-tax impact of approximately $1.4 million, or $.02 per diluted share, consisting of: (i) a favorable after-tax impact of $6.3 million, or $.07 per diluted share, resulting from a gain realized on the sale of a non-operating investment, and; (ii) a net unfavorable after-tax impact of approximately $4.9 million, or $.05 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2013, was a net unfavorable after-tax impact of $327,000, or $.01 per diluted share, related to the incentive income and expenses recorded in connection with EHR applications at our acute care hospitals.

Acute Care Services – Three-month periods ended March 31, 2014 and 2013:

During the first quarter of 2014, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 0.5% and adjusted patient days increased 4.6%, as compared to the first quarter of 2013. Net revenues at these facilities increased 5.8% during the first quarter of 2014 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 6.3% while net revenue per adjusted patient day increased 1.1% during the first quarter of 2014 as compared to the comparable quarter of 2013. On a same facility basis, the operating margin at our acute care hospitals was 19.8% during the first quarter of 2014 as compared to 16.0% during the first quarter of 2013. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the EHR impact, as indicated on the Supplemental Schedule).

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $320 million and $230 million during the three-month periods ended March 31, 2014 and 2013, respectively. The increase in charity care and uninsured discounts during the first quarter of 2014 was offset by a decrease in the provision for doubtful accounts which amounted to approximately $182 million during the first quarter of 2014 as compared to approximately $218 million during the first quarter of 2013. As a percentage of gross charges for our acute care hospitals, charity care, uninsured discounts and provision for doubtful accounts decreased slightly during the first quarter of 2014 as compared to the first quarter of 2013.

Behavioral Health Care Services – Three-month periods ended March 31, 2014 and 2013:

During the first quarter of 2014, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.3% while adjusted patient days remained relatively unchanged as compared to the first quarter of 2013. At these facilities, net revenue per adjusted admission remained relatively unchanged while net revenue per adjusted patient day increased 2.1% during the first quarter of 2014 over the comparable quarter in 2013. On a same facility basis, our behavioral health services’ net revenues increased 3.7% during the first quarter of 2014, as compared to the comparable quarter in 2013, and the operating margins were 27.9% and 28.5% during the three-month periods ended March 31, 2014 and 2013, respectively.

Behavioral Health Care Acquisition

We have completed the acquisition of the Psychiatric Institute of Washington (“PIW”), a 124-bed behavioral health care facility and outpatient treatment center located in the District of Columbia. As part of this transaction, we also acquired the Arbor Group, L.L.C., which operates three management contracts covering 66 beds in the Washington, D.C. and Maryland market. “We are pleased to have been selected to continue PIW’s forty-five year tradition of providing high quality behavioral health services to the region”, said Alan B. Miller, Chief Executive Officer. “The acquisition of PIW complements our 371-bed George Washington University Hospital and further strengthens our presence and commitment to this very important market”.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 25, 2014. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013), may cause the results to differ materially from those anticipated in the forward-looking statements. The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of our financial results making estimation of future results more challenging. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months
	ended March 31,
	2014	2013

Net revenues before provision for doubtful accounts	$2,128,350	$2,078,348
Less: Provision for doubtful accounts	208,184	246,716

Net revenues	1,920,166	1,831,632

Operating charges:
Salaries, wages and benefits	935,365	902,296
Other operating expenses	381,760	381,007
Supplies expense	215,798	204,642
Depreciation and amortization	93,359	79,812
Lease and rental expense	23,338	24,665
Electronic health records incentive income	(430)	(4,712)

	1,649,190	1,587,710

Income from operations	270,976	243,922

Interest expense, net	35,193	39,938

Income before income taxes	235,783	203,984

Provision for income taxes	83,931	74,049

Net income	151,852	129,935

Less: Income attributable to noncontrolling interests	13,774	10,151

Net income attributable to UHS	$138,078	$119,784

Basic earnings per share attributable to UHS (a)	$1.40	$1.23

Diluted earnings per share attributable to UHS (a)	$1.38	$1.21

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months
	ended March 31,
	2014	2013

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$138,078	$119,784
Less: Net income attributable to unvested restricted share grants	(70)	(69)

Net income attributable to UHS - basic and diluted	$138,008	$119,715

Weighted average number of common shares - basic	98,572	97,711

Basic earnings per share attributable to UHS:	$1.40	$1.23

Weighted average number of common shares	98,572	97,711
Add: Other share equivalents	1,585	860

Weighted average number of common shares and equiv. - diluted	100,157	98,571

Diluted earnings per share attributable to UHS:	$1.38	$1.21

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	March 31, 2014		March 31, 2013

Net revenues before provision for doubtful accounts	$2,128,350		$2,078,348
Less: Provision for doubtful accounts	208,184		246,716

Net revenues	1,920,166	100.0%	1,831,632	100.0%

Operating charges:
Salaries, wages and benefits	935,365	48.7%	902,296	49.3%
Other operating expenses	381,760	19.9%	381,007	20.8%
Supplies expense	215,798	11.2%	204,642	11.2%
EHR incentive income	(430)	0.0%	(4,712)	-0.3%

	1,532,493	79.8%	1,483,233	81.0%

Operating income/margin (“EBITDAR”)	387,673	20.2%	348,399	19.0%

Lease and rental expense	23,338		24,665
Income attributable to noncontrolling interests	13,774		10,151

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	350,561	18.3%	313,583	17.1%

Depreciation and amortization	93,359		79,812
Interest expense, net	35,193		39,938

Income before income taxes	222,009		193,833

Provision for income taxes	83,931		74,049

Net income attributable to UHS	$138,078		$119,784

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2014		March 31, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$138,078	$1.38	$119,784	$1.21
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	(6,330)	(0.07)	—	—

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$131,748	$1.31	$119,784	$1.21

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(430)		(4,712)
EHR-related salaries, wages and benefits, pre-tax	—		326
EHR-related other operating costs, pre-tax	—		(35)
EHR-related depreciation & amortization, pre-tax	9,290		5,486
EHR-related minority interest in earnings of consolidated entities, pre-tax	(966)		(541)
Income tax provision on EHR-related items	(2,948)		(197)

After-tax impact of EHR-related items	4,946	0.05	327	0.01

Adjusted net income attributable to UHS	$136,694	$1.36	$120,111	$1.22

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months
	ended March 31,
	2014	2013

Net income	$151,852	$129,935
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	3,745	4,535
Amortization of terminated hedge	(84)	(84)

Other comprehensive income before tax	3,661	4,451
Income tax expense related to items of other comprehensive income	1,354	1,678

Total other comprehensive income, net of tax	2,307	2,773

Comprehensive income	154,159	132,708
Less: Comprehensive income attributable to noncontrolling interests	13,774	10,151

Comprehensive income attributable to UHS	$140,385	$122,557

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$16,261	$17,238
Accounts receivable, net	1,212,594	1,116,961
Supplies	102,276	101,781
Deferred income taxes	114,297	119,903
Other current assets	97,685	76,446

Total current assets	1,543,113	1,432,329

Property and equipment	5,789,393	5,691,902
Less: accumulated depreciation	(2,321,221)	(2,249,733)

	3,468,172	3,442,169

Other assets:
Goodwill	3,053,666	3,049,016
Deferred charges	53,521	57,881
Other	312,913	330,328

	$8,431,385	$8,311,723

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$103,641	$99,312
Accounts payable and accrued liabilities	954,902	953,449
Federal and state taxes	51,905	7,127

Total current liabilities	1,110,448	1,059,888

Other noncurrent liabilities	282,173	284,589
Long-term debt	3,109,158	3,209,762
Deferred income taxes	257,344	239,148

Redeemable noncontrolling interest	228,107	218,107

UHS common stockholders’ equity	3,392,119	3,249,979
Noncontrolling interest	52,036	50,250

Total equity	3,444,155	3,300,229

	$8,431,385	$8,311,723

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months
	ended March 31,
	2014	2013
Cash Flows from Operating Activities:
Net income	$151,852	$129,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	93,359	79,923
Gains on sales of assets and businesses, net of losses	(10,134)	(2,092)
Stock-based compensation expense	7,152	7,111
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(95,633)	(81,859)
Accrued interest	11,063	11,497
Accrued and deferred income taxes	65,321	59,624
Other working capital accounts	(34,999)	(39,785)
Other assets and deferred charges	9,982	6,662
Other	(3,833)	1,604
Accrued insurance expense, net of commercial premiums paid	21,302	22,962
Payments made in settlement of self-insurance claims	(20,793)	(17,085)

Net cash provided by operating activities	194,639	178,497

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(92,387)	(95,919)
Proceeds received from sale of assets and businesses	11,450	6,657
Acquisition of property and businesses	(3,301)	0
Costs incurred for purchase and implementation of electronic health records application	(6,504)	(16,412)

Net cash used in investing activities	(90,742)	(105,674)

Cash Flows from Financing Activities:
Reduction of long-term debt	(109,054)	(69,926)
Additional borrowings	11,900	9,500
Repurchase of common shares	(13,993)	(14,027)
Dividends paid	(4,933)	(4,870)
Issuance of common stock	1,445	1,232
Excess income tax benefits related to stock-based compensation	11,750	9,266
Profit distributions to noncontrolling interests	(1,989)	(10,074)

Net cash used in financing activities	(104,874)	(78,899)

Decrease in cash and cash equivalents	(977)	(6,076)
Cash and cash equivalents, beginning of period	17,238	23,471

Cash and cash equivalents, end of period	$16,261	$17,395

Supplemental Disclosures of Cash Flow Information:
Interest paid	$18,893	$22,982

Income taxes paid, net of refunds	$6,764	$4,908

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 3/31/2014

Acute Care
Revenues	5.8%
Adjusted Admissions	-0.5%
Adjusted Patient Days	4.6%
Revenue Per Adjusted Admission	6.3%
Revenue Per Adjusted Patient Day	1.1%

Behavioral Health

Revenues	3.7%
Adjusted Admissions	2.3%
Adjusted Patient Days	0.1%
Revenue Per Adjusted Admission	-0.1%
Revenue Per Adjusted Patient Day	2.1%

UHS Consolidated	First Quarter Ended
	3/31/2014	3/31/2013

Revenues	$1,920,166	$1,831,632
EBITDA (1)	$350,561	$313,583
EBITDA Margin (1)	18.3%	17.1%

Cash Flow From Operations	$194,639	$178,497
Days Sales Outstanding	57	56
Capital Expenditures	$92,387	$95,919

Debt	3,212,799	3,670,474
Shareholders Equity	3,392,119	2,834,907
Debt / Total Capitalization	48.6%	56.4%
Debt / EBITDA (2)	2.39	3.02
Debt / Cash From Operations (2)	3.57	4.24

Acute Care EBITDAR Margin (3)	19.8%	16.0%
Behavioral Health EBITDAR Margin (3)	27.9%	28.5%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis before Corporate overhead allocation and minority interest.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

MARCH 31, 2014 AND 2013

AS REPORTED:

	Acute			Behavioral Health
	03/31/14	03/31/13%		03/31/14	03/31/13%
Hospitals owned and leased	24	23	4.3%	181	184	-1.6%
Average licensed beds	5,757	5,617	2.5%	19,761	20,024	-1.3%
Patient days	299,874	290,700	3.2%	1,334,777	1,355,054	-1.5%
Average daily census	3,331.9	3,230.0	3.2%	14,830.9	15,056.2	-1.5%
Occupancy-licensed beds	57.9%	57.5%	0.6%	75.1%	75.2%	-0.2%
Admissions	62,700	63,739	-1.6%	103,895	101,396	2.5%
Length of stay	4.8	4.6	4.9%	12.8	13.4	-3.9%

Inpatient revenue	$3,876,364	$3,507,040	10.5%	$1,608,899	$1,576,148	2.1%
Outpatient revenue	1,957,491	1,651,575	18.5%	184,115	185,802	-0.9%
Total patient revenue	5,833,855	5,158,615	13.1%	1,793,014	1,761,950	1.8%
Other revenue	34,549	31,125	11.0%	43,622	31,100	40.3%
Gross hospital revenue	5,868,404	5,189,740	13.1%	1,836,636	1,793,050	2.4%

Total deductions	4,714,663	4,062,963	16.0%	865,314	854,899	1.2%

Net hospital revenue before provision for doubtful accounts	$1,153,741	$1,126,777	2.4%	$971,322	$938,151	3.5%

Provision for doubtful accounts	$182,350	$218,043	-16.4%	25,865	28,607	-9.6%

Net hospital revenue	$971,391	$908,734	6.9%	$945,457	$909,544	3.9%

SAME FACILITY:

	Acute (1)			Behavioral Health (2)
	03/31/14	03/31/13%		03/31/14	03/31/13%

Hospitals owned and leased	23	23	0.0%	178	178	0.0%
Average licensed beds	5,617	5,617	0.0%	19,472	19,339	0.7%
Patient days	297,486	290,700	2.3%	1,320,210	1,314,603	0.4%
Average daily census	3,305.4	3,230.0	2.3%	14,669.0	14,606.7	0.4%
Occupancy-licensed beds	58.8%	57.5%	2.3%	75.3%	75.5%	-0.3%
Admissions	62,014	63,739	-2.7%	103,300	100,663	2.6%
Length of stay	4.8	4.6	5.2%	12.8	13.1	-2.1%

(1)	Temecula is excluded in both current and prior years
(2)	Austin Oaks, Bristol Youth Academy, Community BH, Gulph Coast Treatment Center, John Costigan Ctr, Okaloosa Youth Academy, Palo Verde and The Peaks are excluded in both current and prior years. Garfield Park is excluded in both current and prior years in January only.